Exhibit 23.2

CONSENT OF GLASSRATNER ADVISORY & CAPITAL GROUP LLC

We hereby consent to the inclusion of our valuation opinion dated August 31, 2015 as Exhibit 99.1 and a letter regarding our valuation opinion dated November 12, 2015 as Exhibit 99.4 to the Registration Statement on Form S-4 of Landwin Realty Trust, Inc. (Registration No. 333-203925). We consent to references to such valuation opinion and letter in such Registration Statement and Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ GLASSRATNER ADVISORY & CAPITAL GROUP LLC
GLASSRATNER ADVISORY & CAPITAL GROUP LLC

New York, New York

November 12, 2015